ADAMIS PHARMACEUTICALS CORPORATION 10-K

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (Nos. 333-159229, 333-169106, 333-175383, 333-196435, 333-201742, 333-211773, 333-218945, 333-226230, and 333-229379), on Form S-1 (Nos. 333-190798, 333-192372, and 333-192801), and on Form S-3 (Nos. 333-196976, 333-199454, 333-200447, 333-209401, 333-212880, 333-217400, 333-717908, and 333-226100) of our report dated March 15, 2019, (which includes explanatory paragraphs related to the change in the method of accounting for revenue, and the uncertainty of the Company’s ability to continue as a going concern) relating to the consolidated financial statements of Adamis Pharmaceuticals Corporation and Subsidiaries (the Company), as of and for the years ended December 31, 2018 and 2017, and our report dated March 15, 2019, relating to internal control over financial reporting (which report expresses an unqualified opinion on the effectiveness of the Company's internal control over financial reporting) as of December 31, 2018, which reports are included in this Annual Report on Form 10-K.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 15, 2019